Technology Transfer Agreement (Patent)

Project Name: A Dry Dual Circulating Fluidized Bed Desulphurization Device

Transferee (Party A): Dalian RINO Environment Engineering

Science and Technology Co., Ltd.

Transferor (Party B): Institute of Process Engineering,

Chinese Academy of Sciences

Time of Signing: 2007-5-18

Place of Signing: Beijing

Term of Validity: 2007-5-18 — 2016-5-30

 Technology Transfer Agreement (Patent)

Transferee (Party A):  Dalian RINO Environment Engineering Science and Technology Co., Ltd.

Address:  No.11, Youquan Road, Zhanqian Neighborhood, Jinzhou District, Dalian

Legal Representative: Zou, Dejun

Project Liaison: Zou, Dejun

Contact Means

Correspondence Address:  No.11, Youquan Road, Zhanqian Neighborhood, Jinzhou District, Dalian, 116100

Tel : 0411-87661222                        Fax : 0411-87662988

E-mail : dzou@rinogroup.com

Transferor (Party B): Institute of Process Engineering, Chinese Academy of Sciences

Address:  No.1, North Lane 2, Zhongguancun, Beijing

Legal Representative: Liu, Huizhou

Project Liaison: Zhu, Tingyu

Contact Means

Correspondence Address : No. 1, North Lane 2, Zhongguancun, Beijing, 100080

Tel : 010-62637691                        Fax : 010-62637691

E-mail : tyzhu@home.ipe.ac.cn

This Contract is made by and between both parties via equal negotiation pursuant to Contract Law of the People’s Republic of China on the basis of authentic and full expression of their wills.

WHEREAS, Party B desires to transfer the patent of A Dry Dual Circulating Fluidized Bed Desulphurization Device to Party A and Party A desires to accept the transfer and pay the corresponding payment for transfer,

THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

Article 1   The patent transferred under this Contract:

1.	It is the model utility (invention, model utility, appearance design) patent.

2.	The inventor/designer is: Zhu Tingyu and Jing, Pengfei

3.	Patentee: Institute of Process Engineering, Chinese Academy of Sciences

4.	Date of patent granting: April 11, 2007

5.	Patent No.: 200620022949.2

6.	Duration of patent: 10 years

7.	The patent annuity has been paid till 2008.

Article 2   Party B has performed or granted the patent hereunder prior to the conclusion of this Contract as follows:

1.
The status that Party B has performed the patent hereunder (time, place, form and scale): 120m2 sinterer fume desulphurization demonstration project of Jinan Iron & Steel (Group) Co., Ltd. in 2007; and the fume desulphurization project of Shijiazhuang Dongfang Thermoelectric Co., Ltd. in 2007.

2.	The status that Party B has granted others to use the patent hereunder (time, place, form and scale): None

3.	Party B is in duty bound to notify the parties concerned, who are granted to use the invention, of the transfer of the patent hereunder within 30 days since and upon this Contract enters into force.

Article 3   Party A shall ensure the execution of original Contract on Granting of Patent Performance since and upon this Contract enters into force. The rights and obligations that Party B enjoys in the original Contract on Granting of Patent Performance shall be succeeded by Party A since and upon the date when this Contract enters into force. Party B shall notify the transferor of original Contract on Granting of Patent Performance about handling the matters concerning contract alteration, with assistant offered as required, within 30 days thereupon.

Article 4   Party B shall have no right to perform this patent any longer since and upon this Contract enters into force; in case of intending to continue the performance, Party B shall handle pursuant to the following provisions:
Party B shall obtain the written authorization of Party A.

Article 5   For the sake of Party A’s possessing this patent in an effective way, Party B shall submit the following technical information:

1.	Patent Specifications;

2.	Patent Application; and

3.	Related technical data.

Article 6   The time, place and form that Party B submits technical information to Party A are as follows:

1.	Time of submittal: within 10 days since and upon this Contract enters into force

2.	Place of submittal: Beijing

3.	Form of submittal: Text documents

Article 7   Matters concerning patent transfer registration shall be handled by Party B within 30 days upon the conclusion of this Contract and the arrival of corresponding payment.

Article 8   Party B shall ensure that the transfer of patent infringes no legal rights and interests of any third person. In case that the third person accuses Party A of infringement, Party B shall assist Party A in defending against infringement against the third person .

Article 9   Party B shall be exempted from legal liabilities for the invalidity of patent as announced upon this Contract enters into force.

Article 10   Party A shall pay the payment for the transfer of the patent in terms as follows:

1.	The total payment for transfer of patent shall be RMB 1,000,000 Yuan (say: RMB ONE MILLION Yuan only);

2.	Party A shall make the payment for transfer of patent to Party B in terms of installment (lump sum, installment or percentage).

The specific terms and time of payment are as follows:

(1)	RMB 500,000 Yuan (say: FIVE HUNDRED THOUSAND Yuan only) to be paid prior to Oct. 1, 2007

(2)	RMB 500,000 Yuan (say: FIVE HUNDRED THOUSAND Yuan only) to be paid prior to Jan. 1, 2008

The name and address of Party B’s bank of deposit as well as the account number are:

Bank of deposit: ICBC (Industrial and Commercial Bank of China) Haidian West District Branch, Beijing

Address: Haidian District, Beijing

Account No.: 0200004509088120553

Article 11   Both parties hereby agree that:

1.
Party A is entitled to conduct the subsequent improvement by utilizing the invention involved with the patent transferred by Party B and the accordingly generated new technological achievements with substantial or creative technology progress characteristics shall be owned by both parties (Party A, both parties), which Party B has the priority to use.

2.
Party B is entitled to conduct the subsequent improvement on the invention involved with the patent upon the delivery of patent to Party A and the accordingly generated new technological achievements with substantial or creative technology progress characteristics shall be owned by both parties (Party B, both parties), which Party A has the priority to use.

Article 12   Both parties hereby agree that, within the valid period of this Contract, Party A designates ZOU Dejun as the project liaison of its own and Party B does ZHU Tingyu as the counterpart. The project liaisons shall bear the following responsibilities:

1.	To settle specific matters during the transfer of patent via negotiation ;

Either party changing the project liaison shall notify the counterpart in written form in time and shall bear corresponding liabilities for failing in notification and impacting the execution of this Contract or causing losses.

Article 13   Both parties hereby agree that, in case of the occurrence of any following cases, which leads the execution of this Contract to be unnecessary or impossible, this Contract may be dissolved:

1.	Force majeure;

2.	That Party A fails to pay as provided herein;

Article 14   Disputes in connection with Contract and arising from the execution of contract shall be settled in terms of negotiation and mediation; in case of no agreement reached, both parties hereby agree to settle disputes in the following 1st way:

1.	To submit to Beijing Arbitration Committee for arbitration;

2.	To submit to the People’s Court for litigation.

Article 15   Party A hereby agrees to waive the said patent (Patent name: A Dry Dual Circulating Fluidized Bed Desulphurization Device) in case of conflicts between the invention patent applied by Party B (Patent name: A Dry Dual Circulating Fluidized Bed Desulphurization Method and Device) and the said patent during the application; meanwhile, Party B hereby agrees to transfer the invention patent (Patent name: A Dry Dual Circulating Fluidized Bed Desulphurization Method and Device) to Party A for free after being granted therewith.

Article 16   Party B shall own any and all rights to said patent prior to the pay-off of all contract payment by Party A.

Article 17   Matters uncovered herein may be concluded into the supplementary agreement, which is equally authentic with this Contract.

Article 18   This Contract is in quadruplicate , all texts being equally authentic.

Article 19   This Contract enters into force since and upon the date of registration at the patent administration of the State Council.

Party A: Dalian RINO Environment Engineering Science and Technology Co., Ltd. (seal)

Legal Representative / Authorized Proxy:	__________________ (signature)

May 18, 2007

Party B: Institute of Process Engineering, Chinese Academy of Sciences (seal)

Legal Representative / Authorized Proxy:	__________________ (signature)

May 18, 2007